Exhibit 99.1

Rosetta Resources Inc. to Delay Filing of Form 10-K and to Restate

Previously Reported Third Quarter Net Income; Announcement of

Material Control Weaknesses

Houston, TX April 18, 2006—Rosetta Resources Inc. (“Rosetta”; NASDAQ NMS: ROSE) announced today that it will delay the filing of its annual report on Form 10-K for the year ended December 31, 2005, and that it will restate its financial statements for the third quarter of 2005. Rosetta previously filed an extension notice on Form 12b-25 to extend the time for filing the annual report until the close of business April 17, 2006. Rosetta anticipates filing the annual report within the next two business days. In making the announcement Rosetta noted that the additional time was needed to complete all appropriate procedures relative to its year end financial statements and to provide the Company’s management team and Audit Committee sufficient time to assess the completeness and accuracy of the statements.

Rosetta announced that it will report in its annual report a restatement of its third quarter net income for the three months ended September 30, 2005, as previously reported in its registration statement on Form S-1 (333-128888; the “Registration Statement”), which registered shares of Rosetta common stock for resale by selling stockholders named in the Registration Statement. Trading under the Registration Statement has been suspended to permit updating of the Registration Statement with year end numbers, in accordance with the registration rights agreement entered into by Rosetta in connection with its private placement in July 2005. Selling by such stockholders under the Registration Statement will re-commence when the amended registration statement is filed and subsequently declared effective by the Securities and Exchange Commission. Rosetta intends to file the post-effective amendment to the Registration Statement within the next several business days.

Also, Rosetta announced that it will report in its annual report that it has determined that material weaknesses with respect to its internal control over financial reporting existed at December 31, 2005, with a number of steps having already been taken by management in this regard.

Restatement of Previously Reported Third Quarter Net Income

Previously, certain expenses were treated as direct costs related to the Company’s registration of its securities and were thus charged to additional paid-in capital. Subsequently, the Company has determined that the correct accounting treatment for these expenditures should have been to classify the amounts as current expenses in the third quarter 2005. All of these expenses were incurred during Rosetta’s completion of its private offering to raise capital to purchase the domestic oil and natural gas business of Calpine Corporation, for completing the acquisition, and for preparing and filing its 1933 Act Registration Statement to register for resale in the public marketplace the shares sold privately in mid-2005.

In its annual report, Rosetta will report net income for the three month period ended September 30, 2005, of $8.2 million, a reduction by $1.1 million of the net income previously reported for the period. Earnings per share for the period will be reduced by the restatement by $0.02 per fully diluted share ($0.03 per basic share) from the previously reported amount, to $0.16 per fully diluted share ($0.16 per basic share). The additional effects of the restatement are to increase additional paid-in capital on the balance sheet by $1.1 million to $748.6 million and to reduce retained earnings on the balance sheet by $1.1 million to $8.2 million. This restatement does not affect Rosetta’s total stockholders equity or cash flows for the period.

Determination of Material Weaknesses

Although it is not currently required to provide an evaluation in its annual report of its internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, in its annual report Rosetta will report that it has material weaknesses in its internal controls over financial reporting and that management has taken a number of steps to address these weaknesses. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Rosetta has identified the following material weaknesses: (1) lack of sufficient experienced accounting and financial reporting permanent personnel and (2) an inappropriate level of controls as it relates to the identification and documentation of accounting policies, including selection and application of generally accepted accounting principles used for accounting for select transactions and other activities. Rosetta believes that many of these weaknesses are attributable to its transition during the latter half of 2005 from a subsidiary of a much larger company to a stand-alone, publicly traded entity.

With respect to documentation of internal control procedures, Rosetta has continued to dedicate significant internal and external resources toward development of a comprehensive plan defining the scope of work necessary to appropriately document and test its internal control procedures as part of its Sarbanes-Oxley Section 404 certification process. As a non-accelerated filer, Rosetta will be required to comply with such certification process by its fiscal year ending December 31, 2007.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

SOURCE: Rosetta Resources Inc.

Contact:

Michael J. Rosinski

Executive Vice President and Chief Financial Officer

Houston/Corporate Office

717 Texas, Suite 2800

Houston, TX 77002

Email Contact

713-335-4000

http://www.rosettaresources.com

SOURCE: Rosetta Resources Inc.